CONSENT AND REPORT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated May 31, 2001, relating to the consolidated financial statements of Wellstone Filters, LLC, and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.



                                                              TANNER + CO.
























Salt Lake City, Utah
February 5, 2002